                                                                  EXHIBIT (H)(4)

                                 SUPPLEMENT TO
                             AMENDED AND RESTATED
                           ADMINISTRATION AGREEMENT

               PIMCO Funds:  Pacific Investment Management Series
                            840 Newport Center Drive
                        Newport Beach, California 92660


                            _________________ , 1999



Pacific Investment Management Company
840 Newport Center Drive
Newport Beach, California 92660

RE:  Class J and Class K Shares

Dear Sirs:

     This will confirm the agreement between the undersigned (the "Trust") and Pacific Investment Management Company (the "Administrator") as follows:

1. The Trust is an open-end investment company organized as a Massachusetts business trust, and consisting of such investment portfolios as have been or may be established by the Trustees of the Trust from time to time (the "Funds").

2. The Trust and the Administrator have entered into an Amended and Restated Administration Agreement ("Agreement") dated February 24, 1998, pursuant to which the Trust has employed the Administrator to provide management and administrative services to the Trust as set forth in that Agreement.

3. The Trust hereby adopts the Agreement with respect to two new classes of the Trust, Class J and Class K, and the Administrator hereby accepts the terms of this Supplement with respect to Class J and Class K shares of the Trust, the terms and conditions of the Agreement being hereby incorporated herein by reference.

4. As provided in paragraph 5 of the Agreement and subject to further conditions as set forth therein, the Trust shall with respect to the Funds pay the Administrator a monthly fee calculated as a percentage (on an annual basis) of the value of net assets of the Funds during the preceding month, as determined on the last business day of the preceding month, at the following rates with respect to Class J and Class K shares of each Fund:
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
                                                  Class J and Class K
                                        -------------------------------------
                                        Custody and
                                         Portfolio       Other
Fund                                    Accounting      Expenses        Total
----                                    ----------      --------        -----
Money Market Fund                          0.10%          0.15%         0.25%
Short-Term Fund                            0.10%          0.15%         0.25%
Low Duration Fund                          0.10%          0.15%         0.25%
Low Duration Fund II                       0.10%          0.15%         0.25%
Low Duration Fund III                      0.10%          0.15%         0.25%
Low Duration Mortgage Fund                 0.10%          0.15%         0.25%
Moderate Duration Fund                     0.10%          0.15%         0.25%
Real Return Bond Fund                      0.10%          0.15%         0.25%
Total Return Fund                          0.10%          0.15%         0.25%
Total Return Fund II                       0.10%          0.15%         0.25%
Total Return Fund III                      0.10%          0.15%         0.25%
Total Return Mortgage Fund                 0.10%          0.15%         0.25%
Commercial Mortgage Securities Fund        0.10%          0.15%         0.25%
High Yield Fund                            0.10%          0.15%         0.25%
Long-Term U.S. Government Fund             0.10%          0.15%         0.25%
Long Duration Fund                         0.10%          0.15%         0.25%
Global Bond Fund                           0.10%          0.20%         0.30%
Global Bond Fund II                        0.10%          0.20%         0.30%
Foreign Bond Fund                          0.10%          0.15%         0.25%
International Bond Fund                    0.10%          0.20%         0.30%
Emerging Markets Bond Fund                 0.10%          0.20%         0.30%
Emerging Markets Bond Fund II              0.10%          0.20%         0.30%
Municipal Bond Fund                        0.10%          0.15%         0.25%
Low Duration Municipal Fund                0.10%          0.15%         0.25%
California Intermediate Municipal Fund     0.10%          0.15%         0.25%
New York Intermediate Municipal Fund       0.10%          0.15%         0.25%
Strategic Balanced Fund                    0.10%          0.15%         0.25%
Convertible Bond Fund                      0.10%          0.15%         0.25%
StocksPLUS Fund                            0.10%          0.15%         0.25%
StocksPLUS Short Strategy Fund             0.10%          0.15%         0.25%

5. This Supplement shall become effective with respect to the Funds on May 25, 1999 and shall continue in effect with respect to the Fund for a period of more than two years from that date only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Funds or by the Trust's Board of Trustees and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust's trustees who are not parties to this Contract or "interested persons" (as defined in the 1940
   Act) of any such party. The Agreement may be terminated at any time, without the payment of any penalty, by a vote of a majority of the entire Board of Trustees of the Trust or by a majority of the outstanding voting securities of the Trust or, with respect to the Funds by a vote of a majority of the outstanding shares of the Funds, on 60 days' written notice to the Administrator or, at or after the one-year period commencing the date of its effectiveness, by the Administrator on 60 days' written notice to the Trust. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).


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     If the foregoing correctly sets forth the agreement between the Trust and the Administrator, please so indicate by signing and returning to the Trust the enclosed copy hereof.
  Very truly yours,

                                            PIMCO FUNDS:  PACIFIC INVESTMENT
                                            MANAGEMENT SERIES

                                            By: ________________________________
                                                Title:
     ACCEPTED:

     PACIFIC INVESTMENT MANAGEMENT COMPANY

     By: ________________________________
         Title: